UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   March 2, 2011

BIRCH BRANCH, INC.
(Exact name of registrant as specified in Charter)

Colorado	333-126654	84-1124170
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2560 W. Main Street, Suite 200
Littleton, CO 80120
 (Address of Principal Executive Offices)

(303) 794-9450
 (Issuer Telephone number)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Director

On March 2, 2011, pursuant to Article III of the Company’s bylaws and Section 7-128-108 (1)(f) of the Colorado Business Corporation Act, the Board of Directors of Birch Branch, Inc. (the “Company”) dismissed David Chen as a member of the Board of Directors of the Company. The termination was not due to any disagreement between Mr. Chen and the Company on any matters related to the Company’s operations, policies (including accounting or financial policies), or practices, and it became effective immediately.

Appointment of Director

On March 2, 2011, pursuant to Article III of the Company’s bylaws, the Board of Directors of the Company elected Senshan Gong as a director of the Company, effective immediately. Mr. Gong was elected to serve on the Board of Director until the next annual shareholders’ meeting of the Company.

Set forth below is the information regarding the person appointed as a director of the Company:

NAME	AGE	POSITION
Senshan Gong	36	Director of the Board of Directors

The biographical information of Senshan Gong is listed below:

Senshan Gong, Age 36, Director

Mr. Gong is a director of the Company. He has many years of oversea listing experience for Chinese operating companies. From September 2006 to May 2008, Mr. Gong served as the Manager of the Investment Analysis Department of Jinbao Intelligence United Venture Investment (Beijing) Co., Ltd. (“Jinbao”) where he was in charge of the site survey, material analysis and project selection during the early stage of Jinbao’s overseas listing process. Since June 2008, Mr. Gong has been serving as the Project Manager of USA Wall Street Capital United Investment Group Limited (“USA Wall Street”), the Company’s financing consultant. In that capacity, Mr. Gong has been coordinating the communication between the Company and its Chinese and U.S. legal counsels, auditors, and various other agencies to assist the Company in fulfilling its reporting obligations.

Mr. Gong graduated from Anhui Television and Radio Broadcasting University in 1998 with university qualifications.

Family Relationships

Mr. Gong does not have any family relationship with any of the officers or directors of the Company.

Related Party Transactions

Mr. Gong has been serving as the Project Manager of USA Wall Street since June 2008. On June 1, 2010, the Company, through Henan Shuncheng Group Coal Coke Co., Ltd. (“SC Coke”), one of its subsidiaries, entered into a Listing & Financing Consultancy Agreement (the “Financing Consultancy Agreement”) with USA Wall Street pursuant to which USA Wall Street agreed to provide financial consultancy services to SC Coke in connection with a share exchange transaction of the Company closed on June 28, 2010 (the “Share Exchange”). In exchange, USA Wall Street was entitled to receive 20% of the equity interests of Shun Cheng Holdings HongKong Limited (“Shun Cheng HK”), a wholly-owned subsidiary of the Company. On June 28, 2010, USA Wall Street entered into an Amendment to the Share Exchange Agreement dated May 14, 2010 (the “Amendment” and the “Share Exchange Agreement” collectively, the “Exchange Agreement”) with Shun Cheng HK,  Shun Cheng Holding Limited and certain other shareholders of Shun Cheng HK. Upon the closing of the Share Exchange, USA Wall Street, collectively with other entities under its common control, received 6,264,203 shares of the Company’s common stock.

There are no any other related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

We currently have not entered into any employment agreements with our directors or executive officers.

Item 9.01 Financial Statement and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement, dated May 14, 2010 (1);
10.2	Amendment No. 1 to the Share Exchange Agreement dated June 28, 2010 (2);
10.3	Listing & Financing Consultancy Agreement dated as of June 1, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and USA Wall Street Capital United Investment Group Limited (2).

(1)	Incorporated by reference to the Form 8-K filed on May 20, 2010.
(2)	Incorporated by reference to the Form 8-K filed on July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2011	BIRCH BRANCH, INC.

	By:	/s/ Feng Wang
Feng Wang
President and Chief Executive Officer